FULLER, TUBB, POMEROY & STOKES
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW
201 ROBERT S. KERR AVENUE, SUITE 1000
OKLAHOMA CITY, OK 73102

G. M. FULLER (1920-1999)	TELEPHONE 405-235-2575
JERRY TUBB	FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
     ___

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
DAN M. PETERS

September 14, 2004

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, DC 20549

ATTENTION CHERIE CASPER BENNETT

Re:	Form SB-2 registration statement filed by
The KingThomason Group, Inc.
Commission File No. 333-105698

Gentlemen:
The captioned registration statement was declared effective by the Commission at 4:30 PM on June 10, 2003. We have made changes in the registration statement and submit Post-Effective Amendment No. 4 for filing herewith.

All changes made were to remove the interim (unaudited) financial statements for the first quarter ended 03-31-04, to add the interim (unaudited) financial statements for the second quarter ended 06-30-04, and make the corresponding changes in the MD&A.
Please contact the undersigned regarding any questions concerning the above. You are requested to communicate with me either by telephone (405-235-2575) or, in the instance of written communications, by fax (405-232-8384) followed by a mailed copy of the faxed transmissions, or by e-mail (kenan@ftpslaw.com).

Sincerely,

                        /s/ Thomas J. Kenan

Thomas J. Kenan
e-mail: kenan@ftpslaw.com

Enclosure

cc:  T.E. King III
        Hamid Kabani, C.P.A.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Commission File No. 333-105698
POST-EFFECTIVE AMENDMENT NO. 4 TO FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
The KingThomason Group, Inc.
(Name of small business issuer in its charter:

Nevada (State of incorporation)	6411 (Primary SIC number)	73-1602395 (IRS Employer ID No.)

2600 Old Crow Canyon Road, #201, San Ramon, CA 94583 Telephone 925-905-5630
(Address and telephone number of principal executive offices)

2600 Old Crow Canyon Road, #201, San Ramon, CA 94583 Telephone 925-905-5630
(Address of principal place of business or intended principal place of business)

Capitol Document Services, Inc., 202 S. Minnesota Street, Carson City, NV Telephone 775-884-0490
(Name, address and telephone number of agent for service)

Copies to:
Thomas J. Kenan, Esq., Fuller, Tubb, Pomeroy & Stokes
201 Robert S. Kerr Avenue, Suite 1000
Oklahoma City, OK 73102
Telephone 405-235-2575

Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	867,429	$____________(1)	$__________(1)	$41.46(1)

(1)	These shares are to be offered by fourteen selling shareholders from time to time at fluctuating market prices. The registration fee for these shares is based on the average of a bid price of $0.16 and an ask price of $0.24 on May 27, 2003 on the OTC Bulletin Board. Reg. 230.457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

PROSPECTUS

THE KINGTHOMASON GROUP, INC.

867,429 Shares of Common Stock

867,429 shares of Common Stock are being offered by fourteen selling security holders. None of the proceeds of sale will go to the company. All proceeds will go to the selling security holders and for the payment of their brokerage commissions.

The selling security holders will offer the 867,429 shares from time to time in the over-the-counter market through brokers at fluctuating market prices.

_________________________

Our Common Stock trades on the OTC Bulletin Board.
Its trading symbol is "KGTH".
_________________________

The purchase of these shares involves a high degree of risk. See "Risk Factors," beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this offering memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

The KingThomason Group, Inc.
2600 Old Crow Canyon Road, #201
San Ramon, CA 94583
Telephone 925-905-5630
September __, 2004

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Revenue by Sectors	12
Distribution Methods	12
Dependence on Major Customers or Suppliers	12
Patents, Trademarks and Licenses	13
Government Approval of Principal Products or Services	13
Government Regulations	13
Research and Development	13
Environmental Laws	13
Employees	13
Seasonality	14

Management’s Discussion and Analysis	14
Overview	14
Results of Operations	14
Outlook	14
Balance Sheet Items	15
Liquidity and Capital Resources	15
Results of Operations - First Half of 2004 Compared
to First Half of 2003	15

Description of Properties	16

Certain Relationships and Related Transactions	16
Transactions with Promoters	16
KingThomason’s Transactions with Management	17

Market for Common Equity and Related Stockholder Matters	17
Holders	18
Dividends	18

Penny Stock Regulations	18

Executive Compensation	20
Stock Options	20
Directors	21
Employment Contracts	21

Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure	21

Reports to Security Holders	22

Legal Matters	23

Financial Statements	24

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SUMMARY

The Company. Our company, The KingThomason Group, Inc., creates, develops and markets high-margin, proprietary, insurance and financial service products for underdeveloped niche markets. A significant portion of our available resources are presently allocated to bringing to market -

•	our Basic Major Medical Plan and

•	our Medical Accounts Receivable Credit Card Program.

We have agreements with two physicians’ associations to market our Medical Accounts Receivable Credit Card Program to their doctors. The associations are -

•	Los Angeles Foundation for Medical Care (through its agent, Cal-Centurion Management Insurance Services), an organization with 9,000 physician members and 80 hospital members, whose members currently have approximately $1.4 billion in outstanding accounts receivable of which approximately 75 percent are less than one year old, and

•	The IPA Association of America, an organization with approximately 330,000 physician members.

We have directed our efforts since our founding in 1998:

•	to organizing and financing our company,

•	to developing our insurance and financial services products, and

•	to entering into agreements with other companies or associations that we believe will assist us in marketing our products.

RISK FACTORS

The following principal factors make the offering described herein speculative and one of high risk. An investment in the shares offered herein should not be made by persons who cannot afford the loss of their entire investment.

1.  We have no history of profitable operations.

 Our company is a development stage corporation. It was organized in 1998 and is not today operating at a profit. There can be, and is, no assurance that profitable operations can be achieved or, if achieved, maintained.

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2.  It is likely that trading in our stock will be volatile and limited.

 Our common stock is listed on the OTC Bulletin Board. It currently trades at less than $5 a share, which makes it a so-called "penny stock." This subjects broker-dealer firms to certain restrictions and a strict regimen if they recommend the stock to certain of their customers. Because of these restrictions, trading in the stock is likely inhibited and a shareholder's ability to resell the stock in the stock market could be limited, which itself could tend to further inhibit the creation of market interest in the stock and act as a depressant on its price in the stock market. See "Penny Stock Regulations."

3.  Our success may depend on our ability to retain key personnel.

 We are reliant on the continued services of several key personnel, and the loss of any of them could have a materially adverse effect on the future operations of the company. These persons are T.E. King III, president and chief financial officer; Hume A. "Tom" Thomason, corporate secretary and a director; Ralph Mele, chief operating officer; and Richard Michel, a director of our KingThomason Credit Cards Services, Inc., subsidiary. There can be no assurance that the loss of key personnel will not materially and adversely affect our operations and, particularly, our expansion. See "Management Information - Directors, Executive Officers and Significant Employees."

4.  Should a change in management seem necessary, it will be difficult for the non-management shareholders to do this.

 The company's officers and directors and their affiliates own approximately 77.6 percent of the common stock of the company and thereby may be able to determine the outcome of any vote affecting the control of the company.

5.  We do not intend to pay dividends.

 For the foreseeable future it is anticipated that any earnings which may be generated from operations of the company will be used to finance the growth of our company, and cash dividends will not be paid to holders of the common stock.

6.  We indemnify most acts of our officers and directors.

 Pursuant to the Nevada Business Corporation Act, under most circumstances the company’s officers and directors may not be held liable to the company or its shareholders for errors in judgment or other acts or omissions in the conduct of the company’s business unless such errors in judgment, acts or omissions constitute fraud, gross negligence or malfeasance.

USE OF PROCEEDS

All proceeds from the sale of the 867,429 shares of common stock offered herein will go to the selling security holders for their own personal use after the payment of any brokerage commissions.

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DETERMINATION OF OFFERING PRICE

Each of the selling security holders proposes to sell the shares offered herein through broker-dealers at prevailing market prices.

THE SELLING SECURITY HOLDERS

There are fourteen selling security holders of the 867,429 shares of common stock of The KingThomason Group offered hereby. None has had any position, office or material relationship within the past three years with The KingThomason Group or any of its predecessors or affiliates other than the family relationships noted below. The amount of shares of common stock of KingThomason owned by each selling security holder before the offering, the amount to be offered for the security holder’s account, and the amount and percentage of the outstanding shares of common stock to be owned after the offering is complete is set forth below.

	Amount of Common Stock
			Owned After	% of Class to be
Selling	Shares	Shares	Offering	Owned After Offering
Security Holder	Owned Now	Offered	Is Complete	Is Complete
John W. Barringer	22,500	22,500	0	0
Michael Bartrum	14,286	14,286	0	0
The InvestLinc Group, LLC	150,000	150,000	0	0
E. Kaye Love Revocable
Trust DTD 9/22/95	50,000	50,000	0	0
John F. Love Revocable
Trust DTD 9/21/95	50,000	50,000	0	0
Darren Morris	50,000	50,000	0	0
Robert Schepman	10,000	10,000	0	0
Swatek Enterprises, Inc.	100,000	100,000	0	0
Robert E. Swatek	100,000	100,000	0	0
Bill Walker	50,000	50,000	0	0
Albert L. Welsh	350,000	200,000	150,000	1.0
George Westfall	57,143	57,143	0	0
Gregg Williamson	10,000	10,000	0	0
Tim Winton	3,500	3,500	0	0

PLAN OF DISTRIBUTION

The selling security holders may effect sales from time to time in transactions through broker-dealers in the over-the-counter market at market prices prevailing at the time of sale. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals (which compensation as to a particular broker-dealer may be in excess of customary commissions).

The selling security holders and broker-dealers, if any, acting in connection with any such sale might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

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With respect to the plan of distribution for the sale by the selling security holders as stated above,

•	if the securities are sold in block transactions and the purchasers wish to resell the securities purchased, such arrangements would need to be described in this Prospectus; and

•	if the compensation paid to broker-dealers is other than usual and customary discounts, concessions or commissions, disclosure of the terms of the transaction in this Prospectus would be required.

The company has been advised that the selling security holders understand the prospectus delivery requirements for sales made pursuant to this Prospectus and that, if there are changes to the stated plan of distribution or if additional information as noted above is needed, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

LEGAL PROCEEDINGS

Neither KingThomason nor any of its property is the subject of any pending or threatened judicial proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the names and terms of office of each of the directors, executive officers and significant employees of the company and a description of the business experience of each.

Set forth below are the names and terms of office of each of the directors, executive officers and significant employees of the KingThomason Group and of its subsidiaries and a description of the business experience of each.

The KingThomason Group, Inc. (the Nevada holding company)

Person	Office	Office Held Since	Term of Office
T.E. King III, 36	President, Chief Financial Officer and Director	7-00 7-00 7-00	12-04 12-04 12-04
Hume A. "Tom" Thomason, 62	Secretary and Director	7-00 7-00	12-04 12-04
William T. Walker, Jr., 67	Director	04-02	12-04
Arthur Mele, 61	Vice President of Communications	04-02	12-04

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KingThomason, Inc. (California)

Person	Office	Office Held Since	Term of Office
T.E. King III, 36	Chief Financial Officer, Secretary and Director	9-98 9-98 9-98	12-04 12-04 12-04
Hume A. "Tom" Thomason, 62	President, Director	1-04 9-98	12-04 12-04

KingThomason Financial Services, Inc.

Person	Office	Office Held Since	Term of Office
T.E. King III, 36	Chief Financial Officer, Secretary and Director	4-99 4-99 4-99	12-04 12-04 12-04
Hume A. "Tom" Thomason, 62	Director	4-99	12-04

KingThomason Credit Cards Services, Inc.

Person	Office	Office Held Since	Term of Office
Hume A. "Tom" Thomason, 62	Director	1-00	12-04
T.E. King III, 36	President, Chief Financial Officer, Secretary and Director	1-00 1-00 1-00 1-00	12-04 12-04 12-04 12-04
Richard Michel, 63	Director	1-01	12-04

        Business Experience:

T.E. "Tim" King III. Mr. King received a bachelor of science degree in business administration in 1990 at the University of Southern California. From July 1990 until January 1992 he was a representative of Amplicon Financial, Inc. of Santa Ana, California, a company that leased high-tech hardware and software systems. From January 1992 until July 1992 he was a representative of his father’s investment banking company, King & Associates of Los Angeles. From July 1992 until September 1993 he was a foreign exchange department manager of Tokyo International Investments, Ltd. of San Francisco, California. From September 1993 until April 1996 he was a co-founder, director and vice president of G-5 Global Investments of San Francisco, California, a private hedge fund active in the currency markets. From April 1996 until May 1998 he was a district manager of SunAmerica Securities, Inc. of Concord, California, a securities market financial consulting firm. In May 1998 he co-founded KingThomason, Inc. of San Ramon, California and has served as a director and its president since its inception. Mr. King devotes 100 percent of his time to the business of KingThomason.

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Hume A. (Tom) Thomason. Mr. Thomason received a bachelor of science degree in 19-65 from Arizona State University. He subsequently pursued graduate studies at the University of Southern California and attended extension courses at LaSalle University and management courses at Harvard College. From 1977 until 1981 he was a vice president of new business development of Angelo, Hawkins & Thomason of Sacramento, California, a property, casualty and life insurance agency. From 1981 until 1983 he was vice president of marketing of Thomas Underly Development Company of Sacramento, California, a commercial real estate development company. From 1984 until 1986 he was an independent insurance agent in Orange County, California, and sold commercial property and casualty, benefits, pension and life insurance products to commercial accounts he developed. From 1987 until 1991 he sold the same type of insurance products to new corporate clients for Sedgwick James and RBH Insurance Brokers of Los Angeles, California. From 1991 until 1994 he was again an independent insurance agent selling the same types of insurance products out of his offices in Los Angeles, California. From 1994 until 1997 he was the vice president of marketing and sales of America China Enterprises, Inc. of San Ramon, California, a company that sells a portfolio of insurance products and financial services in California and in foreign markets. In 1998 he co-founded KingThomason, Inc. and has served as a director and its corporate secretary since its inception. Mr. Thomason devotes 100 percent of his time to the business of KingThomason.

William T. Walker Jr. - Board of Directors. Bill Walker is an outside director with extensive experience in the investment banking and corporate management arena. During his career he has run his own investment-banking firm, Walker Associates. Additionally, he has served as Executive Vice President, Manager Investment Banking, Member of the Board and Executive Committee, Chairman of the Underwriting Committee at BATEMAN EICHLER, HILL RICHARDS, Partner, Manager of the Syndicate Department and Supervisor of the Institutional Department in the New York headquarters for GLORE FORGAN, WILLIAM R. STAATS & CO. He has been directly involved with and responsible for the financial planning, direction and performance of both the Corporate Finance Departments and the Syndicate Departments. He has consulted with corporations in preparation for public and private offerings and private financing as well as assisted public companies with their financial public relations. He holds a degree from Stanford University, Palo Alto California and Culver Military Academy, Culver Indiana. He also served in the United States Air Force and California Air National Guard.

Arthur Mele - Director of Communications. Mr. Arthur Mele is uniquely qualified to develop compelling integrated corporate marketing with clear consistent branding and effective messaging. He has extensive marketing and communication experience, with special emphasis on creative problem solving, strategic direction, product positioning and campaign development and management. He has an extensive film and video production background. Most recently Arthur held the Director of Marketing Communications position at ZANTAZ Inc. where he coordinated implemented and managed marketing programs that helped result in the acquisition of several major new customers. Prior to ZANTAZ he was Creative Director for the Rutherford Bolen Group one of the fastest growing privately held design companies in the Santa Clara Valley where he managed a nine person marketing team responsible for worldwide sales and promotional material. At Campbell-Ewald Advertising, in New York and Los Angeles he held Senior Art Director, Creative Director and Head of Broadcast positions, following that experience Arthur created the Edgewood Knoll Studios, a Los Angeles based Production Company producing major commercials, television programming and feature films. He graduated in 1965 from the University of Michigan School of Architecture and Design, where he majored in information design and communications.

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                Richard Michel. Mr. Michel has over 27 years of professional experience in the health insurance industry. After graduating from Syracuse University with a degree in business, he was employed as a medical claims administrator from 1974 to 1988. From 1988 to 1994 he was employed by Ventura County Foundation for Medical Care (California) as its director of marketing and public relations with regard to its managed care and related programs for over 40,000 insured members. From 1994 to the present he has served as the chief executive officer of Ventura County Foundation for Medical Care (California) and coordinated managed care programs serving over 1,500 health care providers. From 1995 to the present he has served also as the chief executive officer of Los Angeles Foundation for Medical Care (California) and coordinated managed care programs serving over 10,000 health care providers. From 1995 to the present he has served also as president of Cal-Centurion Management Insurance Company of Ventura, California and managed its operations with regard to group, individual, fully insured and self-insured health care programs as well as directing its physicians group networks and risk sharing programs. From 1995 to the present he has also served as president of Ventura Insurance Administrators of Ventura, California and served as a third party administrator for local, statewide and national health insurance employer groups. In January 2001 he joined KingThomason as a director of KingThomason Credit Card Services, Inc. Mr. Michel devotes 50 percent of his time to the business of KingThomason.

No executive officer, director, person nominated to become a director, promoter or control person of our company has been involved in legal proceedings during the last five years such as

•	bankruptcy,

•	criminal proceedings (excluding traffic violations and other minor offenses), or

•	proceedings permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

•	Nor has any such person been found by a court of competent jurisdiction in a civil action, or the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information as of December 31, 2003 with respect to each beneficial owner of more than 5 percent of each class of voting stock of the company and to each of the officers and directors of the company individually and as a group.

	No. of Shares	% of Class
T.E. King III 2600 Old Crow Canyon Road, Suite 201 San Ramon, CA 94583	5,793,464	38.5

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Hume A. ("Tom") Thomason 2600 Old Crow Canyon Road, Suite 201 San Ramon, CA 94583	5,193,463	34.5
Richard Michel 1275-4 Sea Cliff Court Ventura, CA 93003	131,062	0.9
William T. Walker, Jr. P. O. Box 10684 Beverly Hills, CA 90213	50,000	0
Arthur Mele 4041 West Lakeshore Drive San Ramon, CA 94583	0	0
Officers and Directors as a Group (5 persons)	11,167,989	73.9

DESCRIPTION OF SECURITIES
The company is authorized to issue 40 million shares of Common Stock, $0.001 par value and 10 million shares of Preferred Stock, $0.001 par value. The presently outstanding 18,744,071 shares of Common Stock are fully paid and nonassessable.

Common Stock

Voting Rights. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

Dividend Rights. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds of the company legally available therefor.

Liquidation Rights. Upon any liquidation, dissolution or winding up of the company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the company available for distribution to shareholders after distributions are made to the holders of the company’s Preferred Stock.

Preemptive Rights. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the company.

Registrar and Transfer Agent. The company’s registrar and transfer agent is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, TX 75034.

Dissenters’ Rights. Under current Nevada law, a shareholder is afforded dissenters’ rights which, if properly exercised, may require the company to purchase his shares. Dissenters’ rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company’s certificate of incorporation.

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Preferred Stock

    The company is also authorized to issue 10 million shares of Preferred Stock, $0.001 par value. No shares of Preferred Stock have been issued.

The Preferred Stock or any series thereof shall have such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

There are no provisions in the company’s charter or bylaws that would delay, defer or prevent a change in control of the company.

INTEREST OF NAMED EXPERTS AND COUNSEL

Thomas J. Kenan is named in the Registration Statement of which this Prospectus is a part as having given an opinion on the validity of the securities offered herein. Mr. Kenan is attributed the ownership of 135,548 shares of common stock of the Company. His spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, which is the record owner of 71,019 of these 135,548 shares of common stock of the company. Mr. Kenan disavows any beneficial interest in the 71,019 shares owned of record by such trust, which were acquired by the trust in a distribution of shares, pro rata, to the shareholders of SuperCorp Inc. in 2001. Mr. Kenan received 14,529 shares of common stock of the company in this same distribution of shares to the shareholders of SuperCorp in 2001. Mr. Kenan is a director and the corporate secretary of SuperCorp. Mr. Kenan received 50,000 shares of common stock of KingThomason in exchange for $20,000 worth of legal services he performed for KingThomason in 2000 and 2001.

INDEMNIFICATION

Under Nevada corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

With respect to any criminal action or proceeding, these same indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

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In the case of any action by the corporation against such persons, the corporation is authorized to provide similar indemnification, but if any such persons should be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Nevada law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

Indemnification and payment of expenses provided by Nevada law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any bylaw, agreement, or vote of stockholders or disinterested directors. In such regard, a Nevada corporation may purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

As a result of such corporation law, KingThomason may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Business Development.

The KingThomason Group, Inc. was incorporated in Nevada on November 8, 2000. On December 7, 2001 it was the surviving corporation in a merger between it and KingThomason, Inc., which was incorporated in Nevada on July 21, 2000, after nearly three years of planning and product development by its founders, Tom Thomason and T.E. ("Tim") King III. Until December 31, 2000 the founders of KingThomason, Inc. operated through Subchapter S corporations that were created since 1998 and owned the different products and programs that have been developed. (A Subchapter S corporation is a small business corporation whose income, with some exceptions, is not taxed at the corporate level but is passed through and taxed to its shareholders.) On December 31, 2000 the interests of the founders in these Subchapter S corporations were transferred to KingThomason, Inc., which thereby owned 100 percent of the equity in each of its ten subsidiaries. The Subchapter S status of all the corporations in the group was terminated, and on December 7, 2001, the merger between The KingThomason Group, Inc. and KingThomason, Inc. was effected. The historical financial statements of the post-merger company are those of KingThomason, Inc.

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Our Business.

We specialize in creating, developing, and marketing, across our divisions, high margin, proprietary, insurance and financial service products for overlooked and/or underdeveloped niche markets. Our proprietary insurance and financial services products accounted for 40 percent of 2000 net revenues, 50 percent of 2001’s and 60 percent of 2002’s, years principally devoted to research and product development. Now that our TotalRecovery Medical Accounts Receivable Credit Card Program and our SpectraOne Basic Major Medical Plan have come on stream, our proprietary products should exceed 90 percent of 2003’s net revenues.

Our insurance operations operate much as an insurance company but we are not involved directly in the adjudication of claims or issuance of policies. Of significant importance, we assume no insurance underwriting risk. This is made possible through reinsurance treaties. It is affordable because of higher profit margins on our proprietary insurance products. Further, because of our unusual corporate structure, we do not require the traditional large staff and physical facility normally associated with large insurance operations. We can still grow at high rates while recording significantly higher-than-industry profit margins.

The following is a brief description of our two principal operating divisions:

1.   KingThomason Credit Card Services

  This is the TotalRecovery© Medical Accounts Receivable Credit Card Program that contracts with physicians and hospitals to convert their outstanding patient-pay accounts receivable into performing credit card assets. These assets, once "seasoned" as performing credit cards (a 12-month period), can be readily sold in liquid asset backed securities markets, currently at 118% of par. KingThomason retains 30 percent of the proceeds from the sale of the assets, with 70 percent being paid to the physicians or hospitals. The current contract, with the largest medical foundation in the United States, provides us with a total available market of $1.4 billion in outstanding accounts receivable. We anticipate a 15 percent conversion rate. The program offers a solution that will recover a higher percentage of accounts receivable and in less time than traditional collection agencies. It costs the physicians less and is expected to repatriate the patients with their physicians.

  TotalCare Medical Bill Consolidation Program is a national medical bill consolidation program that allows credit counseling agencies to consolidate their client’s medical bills, improve the client’s credit, pay off the creditors in 15 months, obtain fair share and get the client out of debt in 36 months. The Program utilizes KingThomason’s existing medical receivables credit card platform. TotalCare provides a credit card that easily consolidates all of their medical bills as well as a fair-share payment as a source of revenue for the non-profit CCA’s. Forty percent of all the people seeking debt management services have consolidated medical bills exceeding $1000.

2.      KingThomason SpectraOne Basic Major Medical Plan

  This program provides a basic major medical plan to an underserved market of uninsured or underinsured people. It is affordable to a huge market that can’t pay for all-inclusive medical insurance but needs more protection than a hospital-only plan with minimal coverage. With $2,000,000 in coverage, the plan offers an affordable alternative to little or no medical insurance. The plan features a

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simplified application, is easy for an agent to sell, pays a high commission and costs, on average, only fifty percent of an all-inclusive medical insurance plan. The BMMP will be underwritten by Zurich Financial Services Group’s Empire Fire and Marine Insurance; A (excellent) rated by A.M. Best, the insurance industry’s premier rating company.

We use the Internet for marketing, communication and informative purposes. Products are not actually sold over the Internet; rather, the Internet presence is to provide general information as well as up-to-date account or product information for current and future clients.

We often function as a manager of financial and insurance programs and products. We incorporate, into programs or products that we build, insurance and financial product components from other insurance and financial services companies. We then produce marketing materials and market the products, but our insurance division does not assume responsibility for underwriting losses, paying claims, writing policies, and our credit card division extends no credit.

Our Medical Accounts Receivable Credit Card Program, for instance, employs two financial products -

•	issuance of a private labeled, multi-purpose Visa Credit Card, and

•	the sale of performing credit card assets at or above par value in the asset backed securities market.

Revenue by Sectors. Our revenues from each of our subsidiaries during 2001, 2002 and 2003 are as follows:

	2001	2002	2003

KingThomason, Inc.	$103,200	$8,744	$19,080
KingThomason Financial Services	$85,715	$14,156	$670
KingThomason Credit Card Services	$0	$0	$0

Distribution Methods.

We distribute, or in some instances plan to distribute, our products through existing broker networks and our own agents. We distribute our insurance products now through Marsh McClennan, Aon Employee Benefits and Arthur J. Gallagher & Co.

Our agents are independent contractors and sell and promote all of our products and services.

Dependence on Major Customers or Suppliers.

We are not dependent on one or a few customers.

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The majority of our insurance commission income to date has come from Jefferson-Pilot Life Insurance Co., but this is because most of the insurance components we have incorporated into our insurance products are Jefferson Pilot’s. Jefferson Pilot may change or modify the agreement with proper notification to us. Either party may terminate the agreement by written notification of termination.

Our securities commission income comes from National Planning Corporation, a Santa Monica, California, broker-dealer firm that processes all our securities business.

Patents, Trademarks and Licenses.

We have a Trademark pending for the name SpectraOne, the name of our Basic Major Medical Plan and a Copyright Use Mark for TotalCare and TotalRecovery, our Medical Credit Card Programs. We do not license any of the products we sell that are owned by other companies.

Government Approval of Principal Products or Services.

Because other companies provide the actual insurance that we incorporate into the products we sell, we are only required to be approved as an Agent in Good Standing by the insurance commissions where we sell these products. This approval process is taken care of by insurance companies, not their agents. At present, approval has been obtained in California and Arizona by the insurance companies whose insurance KingThomason sells. The reason for this limited approach is that once approval is obtained outside an agent’s home state (here, California), most other states quickly and easily approve one as a sales agent in their state.

Government Regulations.

The annuities we offer are underwritten by other companies. Any annuities or other estate planning products we offer must comply with certain provisions of the Internal Revenue Code or regulations thereunder if they are to qualify for tax-exempt treatment.

Research and Development.

We have spent approximately $1,500,000 over the last four years in research and development activities with regard to our products. None of this has been borne by our customers.

Environmental Laws.

We have no direct costs with regard to complying with environmental laws and regulations.

Employees.

At present we have 3 employees. All other agents, service providers and affiliates in our organization are "independent contractors" or consultants.

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Seasonality.

There is no seasonal aspect to our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified in its entirety by the foregoing and by more detailed financial information appearing elsewhere. See "Financial Statements."

Overview.

The company had no business until it merged on December 7, 2001 with KingThomason, Inc. The financial statements included herein (see "Financial Statements") and the references below to the company’s business operations refer also to KingThomason, Inc.’s financial statements and business operations before the merger, to which the company succeeded upon its merger with KingThomason, Inc.

Results of Operations - Year ending 12/31/03 Compared to Year ending 12/31/02

King Thomason’s revenues for the fiscal year ended December 31, 2003 were slightly below those of the fiscal year ended December 31, 2002 - $19,750 in FY 2003 compared to $22,900 in FY 2002. The reasons for the slight decrease in revenues were two-fold - the general slowing of the economy and the effect it has had on the financial and insurance services industry. Secondly, as stated above, when it became apparent that the prospects for the TotalRecovery Medical Accounts Receivable Credit Card Program and the HealthNext Basic Major Medical Plan were so compelling, management made a strategic decision to de-emphasize all other aspects of the Group and allocate all available resources and manpower toward developing these two products in an effort to bring them both to market at the earliest possible moment.

Operating expenses decreased 23 percent during FY 2003 as compared with FY 2002. Operating expenses decreased by $149,796 from $649,337 in FY 2002 to $499,541 in FY 2003.

KingThomason had a net loss of $536,593 for FY 2003, down from a net loss of $632,145 for FY 2002, a $95,552 decrease or a 15 percent decrease. We covered the loss with the sale of stock for $69,050 cash and an increase in accrued expenses of $371,977.

Outlook

During the Fourth Quarter, substantial time and effort were spent getting the new TotalRecovery Medical Accounts Receivable Credit Card Program as well as the unique SpectraOne Basic Major Medical Policy to market. The HealthNext Basic Major Medical Plan started sales November 1, 2003 and the TotalRecovery Medical Accounts Receivable Credit Card Program has issued its first credit cards. Both are generating significant interest in the marketplace. With both of these proprietary new and unique products in the marketplace being sold, the Company anticipates having an increased cash flow by the end of the third quarter of 2004.

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Two factors will affect the rate of implementation of our business plan. First, the timing of receipt of sufficient funds to completely implement the TotalRecovery Credit Card Program. Second, the sales rate of our HealthNext Basic Major Medical Plan, which began November 1.

The following table presents, as a percentage of sales, certain selected financial data for each of fiscal years December 31, 2002 and December 31, 2003:

	Fiscal Year Ended
	12-31-2003	12-31-2002

Sales	100%	100%

Operating expenses	(2,529)%	(2,836)%
Income from operations	(2,429)%	(2,736)%

Non-operating income (expense)	(2,674)%	11%

Net income (loss) before taxes	(2,674)%	(2,724)%
Net income (loss) after taxes	(2,717)%	(2,760)%

                Balance sheet items.

Current assets of $6,317 on December 31, 2003, compares unfavorably with current liabilities of $833,160 at that time, an unfavorable current ratio of 0.008.

Liquidity and Capital Resources.

We are not liquid with $2,822 cash on hand and $3,075 in prepaid expenses at fiscal 2003 year-end and current liabilities of $678,390 owed to unrelated parties. However, we had $99,459 in negative operating cash flow during 2003. We were able to maintain liquidity only by selling stock in the amount of $69,050. The $100,590 in current liabilities owed to related parties is attributable to four promissory notes, the principal amounts of which are as follows:

Lender	Relationship to KingThomason	Principal Amount	Interest Rate	Maturity Date

T.E. King III	President and Director	$ 6,042	6%	05-31-03
Hume A. "Tom" Thomason	Secretary and Director	$ 3,543	6%	05-31-03
Lloyd Hartzler	Grandfather of T.E. King III	$49,000	10%	05-01-03
Jeff Thomason	Son of Hume A. Tom Thomason	$39,000	10%	07-01-03

It is believed that none of the above lenders will be pressing demands for immediate payment of amounts owed to them. KingThomason plans on raising additional capital later in 2003 through the sale of stock.

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Interim Results of Operations - First Half of FY 2004 Compared to First Half of FY 2003

Our revenues of $76,260 for the first half of FY 2004 were 19 times those of $4,003 in the first half of FY 2003. The principal reason for the increase was a better than expected performance of the Company’s Insurance Marketing and Consulting Division.

Against this 1,900 percent increase in revenues, we experienced a $263,536 or 72 percent increase in operating expenses during this six-month period as compared to the first six months in FY 2003. The reason for this increase in operating expenses was a $58,333 monthly-accrued, non-cash expense associated with the credit card division as well as the higher costs attributable to the much higher revenues.

Our net loss from operations of $551,936 during the first half of FY 2004 represents a 53 percent increase in net operating loss from a $360,657 loss in the first half of FY 2003. The reason for this is a $58,333 monthly accrued non-cash expense associated with the credit card division.

Liquidity and Capital Resources

The Company’s cash balance was $56,643 as of June 30, 2004 as compared to $28,956 on June 30, 2003. Net cash used in operating activities was $52,279 as compared to net cash used of $79,706 in the corresponding period last year. The net cash use was mainly due to a net loss of $584,006 for the quarter ended June 30, 2004. Net cash provided by financing activities amounted to $106,100 as compared to $78,431 provided in the corresponding period last year. The increase was mainly due to receipt of cash for shares issued amounting to $97,600 in the quarter ended June 30, 2004. Net increase in cash and cash equivalents for the three-month period ended June 30, 2004 was $53,821 as compared to a net decrease of $1,275 in the corresponding period last year. Cash and cash equivalents were $56,643 on June 30, 2004 as compared to $28,956 on June 30, 2003.

OUTLOOK

During the second quarter, substantial time and effort were spent marketing the new TotalRecovery Medical Accounts Receivable Credit Card Program as well as the unique HealthNext Basic Major Medical Policies and Design Savers discount healthcare plans. The HealthNext and Design Savers Plans are now the backbone of the Company’s American Health Trends Series which is a comprehensive, innovative and affordable collection of medical and dental healthcare programs designed for individuals and families. These programs are marketed nationally by brokers to associations, affinity groups, independent contractors, large employers, chamber of commerce members, and trade unions via the internet. KTG has assembled a select group of providers to enable brokers’ access to a nationwide offering of products not otherwise available to them. The Company will private label and manage the website for the brokers as support for marketing efforts to their clients. Without this platform, brokers’ would not be able to reach their entire constituency. Sales are now starting to increase as more and more of our brokerage agencies are implementing the American Health Trends Series in their marketing strategies and the TotalRecovery Medical Accounts Receivable Credit Card Program is getting a lot of attention. The Credit Card Division has secured new contracts for the recovery of self-pay medical accounts receivable and will start executing on them in the third quarter. Both are generating significant interest in the marketplace.

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Two factors will affect the rate of implementation of our business plan. First, the timing of receipt of sufficient funds to completely implement the TotalRecovery Credit Card Program. Second, the sales rate of our HealthNext and SpectraOne Basic Major Medical Plans, which began in the second quarter.
KingThomason's future results of operations and the other forward-looking statements contained in this Offering Circular, in particular the statements regarding projected operations in the present fiscal year, involve a number of risks and uncertainties. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: the loss of any of several key personnel; unexpected costs in establishing branch offices; the emergence of competition not now detected; and a general economic turndown.

DESCRIPTION OF PROPERTIES

We own no plants or manufacturing equipment, only office furniture, computers and related equipment.

We have an eighteen-month lease on our office space. It consists of 2,010 square feet. The lease expires January 15, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Promoters

Our company, The KingThomason Group, Inc. ("the Group") was organized by SuperCorp Inc., an Oklahoma corporation, for the purpose of merging it with KingThomason, Inc. ("KingThomason"), an operating company. SuperCorp bought 1,312,500 shares of the Group at $0.001 a share for the purpose of registering them for SuperCorp’s distribution ("Spinoff") of them to its 600 SuperCorp shareholders. An additional 375,000 shares of common stock of the company were purchased at $0.001 a share by T.E. King II, a SuperCorp director and the father of T.E. King III, the president and a director of KingThomason. T.E. King II received these 375,000 shares of common stock of The Group in the capacity of a "finder."

In August 2000 the president of KingThomason, T.E. King III, asked Thomas J. Kenan, Esq., a director and corporate secretary of SuperCorp, if Kenan would accept 50,000 shares of common stock of KingThomason in exchange for $20,000 of the $40,000 legal fees Kenan would earn for drafting the registration statements for the transaction. Mr. Kenan accepted this offer and was issued 50,000 shares of common stock of KingThomason in exchange for $20,000 of his legal services.

Both of these two persons, T.E. King II and Thomas J. Kenan, either directly or by attribution, are stockholders of SuperCorp. Each received spinoff shares in the pro rata spinoff distribution. Both of these persons may be deemed to be "promoters" or "insiders" of the company who received benefits from the transaction not received by other SuperCorp stockholders.

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There are other persons that may be deemed to be "promoters" or "insiders" - the officers and other directors of SuperCorp, which persons received shares of The Group pro rata with all other SuperCorp shareholders but which persons assisted in the promotion of the spinoff and merger transactions. The identities of all the insiders and promoters, their positions with The Group and with SuperCorp, the securities of The Group and of KingThomason each owns, and his pro rata receipt of spinoff shares are as follows:

		Shares Owned Before the Merger
Insider or Promoter	Position with SuperCorp	The Group	KingThomason	Shares Received in the Spinoff
T.E. King II	Director of SuperCorp	375,000	0	85,284
Thomas J. Kenan	Director and Secretary of SuperCorp	0	50,000	85,284
John E. Adams	Director and President of SuperCorp	0	0	85,284
George W. Cole	Director of SuperCorp	0	0	87.303
Ronald Wallace	Director of SuperCorp	0	0	85,284

None of the persons listed in the table above as an insider or promoter has been, in the last five years -

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer at the time of the bankruptcy or within two years prior to that time,

•	convicted in any criminal proceeding or is now subject to a pending criminal proceeding,

•	subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining , barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities, or

•	found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

KingThomason's Transactions with Management. In 1999 KingThomason borrowed $97,585 for operating capital from two officers and directors of the company and from two family members of such persons. The details of the transactions are set forth above in "Management’s Discussion and Analysis - Liquidity and Capital Resources."

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
KingThomason ’s Common Stock presently trades on the OTC Bulletin Board under the symbol KGTH, having been added to the OTC Bulletin Board on March 11, 2002. The high and low bid and asked prices, as reported by the OTC Bulletin Board, are as follows for 2002 and 2003 and the first two quarters of 2004. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High		Low
2002:
1st Qtr	$		$
2nd Qtr		$0.65		$0.20
3rd Qtr		$0.3		$0.07
4th Qtr		$0.45		$0.1

2003:
1st Qtr		$0.40		$0.24
2nd Qtr		$0.25		$0.13
3rd Qtr		$0.15		$0.10
4th Qtr		$0.13		$0.10

2004:
1st Qtr		$0.29		$0.10
2nd Qtr		$0.40		$0.25
Holders. Based on information provided by our transfer agent, the company had 537 shareholders of record of its common stock on September 14, 2004.
Dividends. The company has declared no dividends on its Common Stock. There are no restrictions that would or are likely to limit the ability of the company to pay dividends on its Common Stock, but it has no plans to pay dividends in the foreseeable future and intends to use earnings for the expansion of its business.

PENNY STOCK REGULATIONS

There is no way to predict a price range within which the company’s common stock will trade. We expect trading to commence on the OTC Bulletin Board at a price less than $5 a share. Accordingly, the company’s common stock, initially at least, would be subject to the rules governing "penny stocks."

A "penny stock" is any stock that:

•	sells for less than $5 a share,

•	is not listed on an exchange or authorized for quotation on The Nasdaq Stock Market, and

•	is not a stock of a "substantial issuer." The company is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $5 million, which it does not now have.

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There are statutes and regulations of the Securities and Exchange Commission (the "Commission") that impose a strict regimen on brokers that recommend penny stocks.

The Penny Stock Suitability Rule

Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person’s financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine" (1) that transactions in penny stocks are suitable for the person and (2) that the person, or his advisor, is capable of evaluating the risks in penny stocks.

After making this determination, the broker-dealer must furnish the customer with a written statement setting forth the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

The above exercise delays a proposed transaction. It causes many broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

The Penny Stock Suitability Rule, described above, and the Penny Stock Disclosure Rule, described below, do not apply to the following:

•	transactions not recommended by the broker-dealer,

•	sales to institutional accredited investors,

•	sales to "established customers" of the broker-dealer - persons who either have had an account with the broker-dealer for at least a year or who have effected three purchases of penny stocks with the broker-dealer on three different days involving three different issuers, and

•	transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

The Penny Stock Disclosure Rule

Another Commission rule - the Penny Stock Disclosure Rule - requires a broker-dealer, who recommends the sale of a penny stock to a customer in a transaction not exempt from the suitability rule described above, to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock’s bid and ask price information and the dealer’s and salesperson’s compensation related to the proposed transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer’s account.

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Effects of the Rule

The above penny stock regulatory scheme is a response by the Congress and the Commission to known abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It has a limiting effect on a stockholder’s ability to resell a penny stock.

The company’s shares likely will trade below $5 a share on the OTC Bulletin Board and be, for some time at least, shares of a "penny stock" subject to the trading market impediments described above.

EXECUTIVE COMPENSATION

The directors of KingThomason Group and its subsidiaries receive no compensation for their services as directors. The officers of KingThomason Group and its subsidiaries received from it an aggregate of $64,250 of compensation in the last fiscal year for their services in all capacities.

Mr. King, our president, received a salary in 2002 of $29,250.

The following sets forth the remuneration received in the last three fiscal years by Mr. King, the president of KingThomason, in all capacities. No officer or employee has received total remuneration of $100,000 or more in any of such years.

				Awards
Annual Compensation					Securities
					Underlying	Payout
			Other Annual	Restricted	Options/	LTIP	All Other
Year	Salary	Bonus	Compensation	Stock Awards	SARS(#)	Payouts	Compensation
2003	$ 5,500	0	0	0	200,000	0	0
2002	$29,250	0	0	0	100,000	0	0
2001	$32,000	0	0	0	0	0	0

Stock Options.
Options granted under the plan may be "employee incentive stock options" as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to two million stock options to employees and consultants from time to time. The option committee has granted 1,020,000 options to management employees exercisable over the next five years.

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Option/SAR Grants in Last Fiscal Year
Individual Grants
Name of Executive Officer	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price	Expiration Date
T.E. King III	100,000	9.8%	$0.25	09-07
Hume A. Thomason	100,000	9.8%	$0.25	09-07
Arthur Mele	120,000	11.8%	$0.25	09-12

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
Name of Executive Officer	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the- Money Options/SARs at FY- End ($) Exercisable/Unexercisable
T.E. King III	0	$0	0 / 100,000	$0 / $25,000
T.E. King III	0	$0	0 / 200,000	$0 / $30,000
Hume A. Thomason	0	$0	0 / 200,000	$0 / $30,000
Hume A. Thomason	0	$0	0 / 100,000	$0 / $12,000
William T Walker	0	$0	0 / 100,000	$0 / $15,000
Arthur Mele	0	$0	0 / 245,000	$0 / $74,000

Directors. There are no arrangements pursuant to which directors of the company are compensated for their services as a director.

Employment Contracts. The company has no employment contracts with any person or any compensatory plan or arrangement with any person that would result from the resignation, retirement or any other termination of a person’s employment with the company or its subsidiaries or from a change in control of the company or a change in a person’s responsibilities following a change in control of the company.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective on December 12, 2001 the principal independent accountant, Hogan & Slovacek of Oklahoma City, Oklahoma, resigned as the Registrant’s independent accountant. The reports of Hogan & Slovacek on financial statements of the Company filed with the Securities and Exchange Commission contained no adverse opinions or disclaimers of opinion, and were not modified as to uncertainty, audit scope or accounting principles during the past two years or the interim period to December 12, 2001.

During the past two years or interim periods prior to December 12, 2001, there were no disagreements between the Company and Hogan & Slovacek, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Hogan & Slovacek’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

On December 12, 2001 the Company engaged the firm of Kabani & Company, Inc. of Fountain Valley, California, as independent accountants for the Company. Prior to December 12, 2001 neither the Company, nor anyone on its behalf, had consulted with Kabani & Company concerning the application or accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

The decision to change accountants was recommended and approved by the board of directors.

REPORTS TO SECURITY HOLDERS

We file reports with the Securities and Exchange Commission. These reports are annual 10-KSB, quarterly 10-QSB and periodic 8-K reports. We will furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as we may deem appropriate or as required by law. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. KingThomason is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

LEGAL MATTERS

Thomas J. Kenan, Esq. of Oklahoma City, Oklahoma has passed and will pass on certain legal matters for the company in connection with the offer and sale of the shares offered herein.

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Page
The KingThomason Group, Inc. and Subsidiaries:

Independent Auditors’ Report	F-1
Consolidated Balance Sheet December 31, 2003	F-2
Consolidated Statements of Operations for the Years Ended
December 31, 2003 and 2002	F-3
Consolidated Statement of Stockholders’ Equity (Deficit) for the
Year Ended December 31, 2003 and 2002	F-4
Consolidated Statements of Cash Flows for the Year
Ended December 31, 2003 and 2002	F-5
Notes to Consolidated Financial Statements	F-6
Consolidated Balance Sheet June 30, 2004 (Unaudited)	F-15
Consolidated Statements of Operations (Unaudited)	F-16
Consolidated Statements of Cash Flows for the Six Month Period
Ended June 30, 2004 and 2003 (Unaudited)	F-17
Notes to Unaudited Consolidated Financial Statements	F-18

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INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors
The KingThomason Group, Inc.

We have audited the accompanying consolidated balance sheet of The KingThomason Group, Inc, a Nevada Corporation and subsidiaries (the "Company") as of December 31, 2003 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The KingThomason Group, Inc and subsidiaries as of December 31, 2003 and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The Company’s consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of 1,579,525 and excess of total liabilities over total assets of $1,017,808 on December 31, 2003. These factors as discussed in Note 16 to the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 16. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kabani & Company, Inc.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
March 31, 2004

F-1

KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2003

ASSETS
CURRENT ASSETS:
Cash & cash equivalents	$2,822
Commission receivable, net of allowance of insurance policy
cancellations of $2,000	420
Prepaid Expenses	3,075
Total current assets	6,317

PROPERTY AND EQUIPMENT, net	19,035

$25,352

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable & accrued expenses	$678,390
Note payable - other	54,180
Loan from officer	12,590
Note Payable - related parties	88,000
Total current liabilities	833,160

CONVERTIBLE NOTES PAYABLE	210,000

COMMITMENTS

STOCKHOLDERS' DEFICIT
Preferred stock, $0.001 par value;
10,000,000 shares authorized; none issued	-
Common stock, $0.001 par value;
40,000,000 shares authorized; 16,184,829 shares issued
and outstanding at December 31, 2003	16,185
Additional paid in capital	638,532
Shares to be issued	0
Less: Subscription receivable	(93,000)
Accumulated deficit	(1,579,525)
Total stockholders' deficit	(1,017,808)

$25,352

The accompanying notes are an integral part of these consolidated financial statements.

F-2

KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002

Revenues
Securities commission	$-	$7,034
Insurance commission	498	15,394
Consulting & Other commission	19,252	472
Net revenues	19,750	22,900

Operating expenses
Consulting expense	317,500	200,000
General and administrative	182,041	449,337
Total operating expenses	499,541	649,337

Loss from Operations	(479,791)	(626,437)

Non-Operating Income (expense):
Interest income	-	223
Interest expense	(48,225)	(18,719)
Miscellaneous	(4,577)	21,068
Loss before income taxes	(532,593)	(623,865)

Provision for income taxes	4,000	8,280

Net loss	$(536,593)	$(632,145)

Basic & diluted weighted average number of
common stock outstanding	15,669,662	15,051,440

Basic & diluted net loss per share	$(0.03)	$(0.04)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	Common stock						Total
	Number of		Additional	Subscription	Shares to be	Accumulated	stockholders'
	shares	Amount	paid in capital	receivable	issued	deficit	deficit
Balance as of January 1, 2002	15,000,000	$15,000	$410,417	$(93,000)	$-	$(410,787)	$(78,370)

Shares issued for cash	98,900	99	68,801	-	-	-	68,900

Shares issued for prepaid expense	21,000	21	3,129	-	-	-	3,150

50,000 shares to be issued for service	-	-	-	-	9,500	-	9,500

81,429 shares to be issued for cash	-	-	-	-	28,500	-	28,500

Net loss for the year	-	-	-	-	-	(632,145)	(632,145)

Balance as of December 31, 2002	15,119,900	15,120	482,347	(93,000)	38,000	(1,042,932)	(600,465)

Shares issued for cash	586,000	586	68,464	-	-	-	69,050

Shares issued for services	347,500	348	49,853	-	-	-	50,200

Shares issued for cash received in prior year	81,429	81	28,419	-	(28,500)	-	-

Shares issued for services performed in prior year	50,000	50	9,450	-	(9,500)	-	-

Net loss for the year	-	-	-	-	-	(536,593)	(536,593.00)

Balance as of December 31, 2003	16,184,829	$16,185	$638,532	$(93,000)	$0	$(1,579,525)	$(1,017,808)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2003 & 2002

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(536,593)	$(632,145)
Adjustments to reconcile net loss to net cash used in
operating activities:
Shares issued for service	50,200	9,500
Shares issued for prepaid expense	-	3,150
Depreciation and amortization	9,680	8,199
(Increase) / decrease in current assets:
Commission receivable	4,585	33,764
Prepaid expenses	692	3,910
Increase / (decrease) in current liabilities:
Accrued expenses	371,977	233,647
Net cash used in operating activities	(99,459)	(339,975)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property & equipment	-	(1,419)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans	3,000	18,623
Proceeds from notes payable	-	210,000
Proceeds from issuance of common stock	69,050	68,900
Cash received for shares to be issued	-	28,500
Net cash provided by financing activities	72,050	326,023

NET DECREASE IN CASH & CASH EQUIVALENTS	(27,409)	(15,371)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	30,231	45,602

CASH & CASH EQUIVALENTS, ENDING BALANCE	$2,822	$30,231

The accompanying notes are an integral part of these consolidated financial statements.

F-5

KINGTHOMASON GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The KingThomason Group, Inc. (KTGI) was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with KingThomason, Inc. (KT), a Nevada corporation and subsidiaries. KTGI had no business operation through December 31, 2001 and was a development-stage company through December 7, 2001, organized for the merger. KTGI effected a merger on December 7, 2001 with KingThomason, Inc. pursuant to approving votes of the shareholders of both corporations.

King Thomason, Inc. (KT) was incorporated in the state of Nevada on July 21, 2000. KT’s activities from inception until December 31, 2000 consisted primarily of reviewing possible business opportunities and developing the business model.

Pursuant to reorganization agreement dated December 31, 2000, the Company acquired one hundred percent (100%) of the common shares of following subsidiaries:

(1)	King Thomason, Inc. CA (KTI):

KTI was incorporated in the state of California on September 11, 1998 to market and sell the cash security retirement plan and personal lines of insurance including homeowners and automobile. KTI’s activities consisted primarily of acting as a broker for insurance companies working on commission.

(2)	King Thomason Financial Services, Inc. (KTFS):

KTFS was incorporated in the state of California on April 7, 1999, to market and sell the financial and estate planning service, assets management services and the sell of stocks, bond and mutual funds.

(3)	King Thomason Insurance Marketing, Inc. (KTIM):

KTIM was incorporated in the state of California on January 28, 2000 to market and sell insurance policies. The Company began its operations in the period ended June 30, 2001. KTIM’s activities consisted primarily of acting as a broker for dental insurance companies working on commission.

(4)	King Thomason National Limousine Program, Inc. (KTNL):

KTNL was incorporated in the state of California on August 17, 2000 to market and sell physical damage and liability insurance program for limousine companies. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

(5)	King Thomason Credit Card Services, Inc. (KTCC):

KTCC was incorporated in the state of California on January 28, 2000 to underwrite and issue a private label credit card for use with its medical and dental insurance products. The Company did not have any activity until August 2002.

(6)	King Thomason Franchising, Inc. (KTFI):

KTFI was incorporated in the state of California on August 17, 2000 to franchise a "Financial Center" to offer and sell various financial and insurance products. The Company did not have any activity since its inception.
(7)	King Thomason Insurance Company, Inc. (KTIC):

KTIC was incorporated in the state of California on January 28, 2000, to market and sell Medical insurance policies. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

(8)	King Thomason Independent Mortgage, Inc. (KTIMI):

F-6

KINGTHOMASON GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

KTIMI was incorporated in the state of California on January 28, 2000, to market and sell mortgage services. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 24, 2002.

(9)	King Thomason Asset Management, Inc. (KTAM):

KTAM was incorporated in the state of California on January 28, 2000, to market and sell proprietary index mutual funds. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

(10)	King Thomason Investment Card, Inc. (KTICI):

KTICI was incorporated in the state of California on January 28, 2000, to market and sell investment credit card. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

Principles of Consolidation & Recapitalization

The accompanying consolidated financial statements for the year ended December 31, 2003 and 2002 include the accounts of KTGI and its wholly owned subsidiaries, KTI, KTFS, KTCC & KTIM. There was no activity for the period ended December 31, 2003 and 2002 for KTNL, KTFI, KTIC, KTIMI, KTAM and KTICI (collectively the "Company"). All significant inter-company accounts and transactions have been eliminated in consolidation.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents
The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Commission receivable

Commission receivable represents amounts receivable from insurance companies for the commission for insurance policies and annuity sold.

Property & Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board  Opinion No.15 (APB 15).   Net loss per  share for  all  periods  presented has

F-7

KINGTHOMASON GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.
Stock-based compensation

The Company has adopted the disclosure provisions only of SFAS 123 and continues to account for stock based compensation using the intrinsic value method prescribed in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. Common stock issued to employees for compensation is accounted for based on the market price of the underlying stock, generally the average low bid price.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Common stock issued to non-employees in exchange for services is accounted for based on the fair value of the services received.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Segment Reporting

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances.

The Company allocates resources and assesses the performance of its sales activities as one segment. During the years ended December 31, 2003 and 2002, the Company only operated in one segment. Most of its revenue is generated through commission income, therefore segment disclosure has not been presented.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Revenue is recognized when earned. Commission income is recognized as of the effective date of the policy. Any adjustments to commissions are recognized in the year in which they occur.

During the years ended December 31, 2003 and 2002, the Company earned commission on securities transaction consummated through a Broker Dealer. The Securities commission and related revenue and expense associated with the Company's securities business are recorded on a settlement date basis.

Allowance for doubtful accounts

F-8

KINGTHOMASON GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

Research and Development

Research and development costs are expensed as incurred.

Advertising

The Company expenses advertising costs as incurred.

Income taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Reclassifications

Certain items in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current period’s presentation. These reclassifications have no effect on the previously reported income (loss).

3.    RECENT PRONOUNCEMENTS

On April 30, 2003, the FASB issued FASB Statement No. 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities. SFAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The adoption of SFAS No. 149 does not have a material impact on the Company’s financial position or results of operations or cash flows.

On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 does not have a material impact on the Company’s financial position or results of operations or cash flows.

F-9

KINGTHOMASON GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

4.     PROPERTY AND EQUIPMENT

Property and equipment consisted of following on December 31, 2003:

Furniture, fixture and Equipment	$64,641
Less: Accumulated depreciation	45,606
$19,035

5.     ACCOUNTS PAYABLE & ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following on December 31, 2003:

Accrued consulting	$ 500,000
Accrued interest	66,817
Other	111,573
$678,390

6.     NOTE PAYABLE - OTHER

The Company has a note payable to a vendor amounting to $54,180 as of December 31, 2003. The note is payable by December 15, 2004. The note payable is unsecured and bears an interest rate of 5.8% per year. Per the agreement, the note was to be adjusted against the rebates the Company would have received from the vendor, subject to the Company meeting certain production requirements. The note was to be adjusted at 20% of the original balance per year against the rebates earned. However, in June 2002, the Company ceased the association with the entity. Therefore, pursuant to the agreement on the note, entire amount of the note is due and recorded as a current liability.

7.      LOAN FROM OFFICERS

The loan is due on demand, unsecured and bears an interest rate of 6% per year. The interest expense accrued on this loan was $755 for the year ended December 31, 2003 and 2002.

8.      NOTES PAYABLE - RELATED PARTIES

The Company has notes payable to two shareholders amounting $88,000 as of December 31, 2003. The notes are due on demand, unsecured and bear an interest rate of 10% per year. The interest expense accrued on this loan was $8,800 for the year ended December 31and 2003 and 2002.

9.      CONVERTIBLE DEBENTURE

On July 15, 2002, the Company issued $90,000 worth of 12%, 18-month term, Convertible Debentures (the "Debentures"), on July 18, 2002, the Company issued an additional $100,000 worth of the Debentures with 12%, 18 month term and on October 30, 2002, the Company issued an additional $20,000 worth of the Debentures with 12%, 18 month term.

F-10

KINGTHOMASON GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The holder may extend the term for an additional 18 months with a written notice at least 30 days before the end of the term. The extended note will bear 12.5% interest rate per year. When the note is extended, two additional extension options may be made by the holder with a written notice. Each extension of the note will increase its interest rate by 0.5%. Therefore, effective interest rate will be as follows; Term one-12%, Term two-12.5%, Term three-13%, and Term four-13.5%. The interests are payable quarterly starting October 2002. Interest for the year ended December 31, 2003 amounted to $26,809.

Attached to the Debentures, the Company granted non-transferable Warrants to purchase, at a purchase price of $0.25 a share, four shares of common stock of the Company for each dollar of the principal amount of the note. The warrants expire on the due dates of the notes.

The fair value of the warrants was calculated using Black Schole module was zero at the date of issuance using the following assumptions:

Volatility 0
Interest rate: 5%
Expected life: 18 months
Dividend: zero

Accordingly no proceeds were allocated to the warrants.

10.     INCOME TAXES

No provision was made for Federal income tax since the Company has significant net operating loss carry-forwards. Through December 31, 2002, the Company incurred net operating losses for tax purposes of approximately $1,500,000. The net operating loss carry-forwards may be used to reduce taxable income through the year 2018 for the federal income tax purpose.

The gross deferred tax asset balance due to loss carry-forwards as of December 31, 2002 was approximately $510,000. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry-forwards cannot reasonably be assured.

There was no significant difference between reportable income tax and statutory income tax.

11.     MAJOR CUSTOMERS

During the year ended December 31, 2003, a majority of the Company’s consulting income was earned from three major service providers, which accounted for approximately 88% of total consulting income. The receivable from those service providers amounted to $2,306 as of December 31, 2003. All of the Company’s insurance commission income was earned from one major service provider during the year ended December 31, 2003 which accounted for 100% of the total insurance commission income.

During the year ended December 31, 2002, a majority of the Company’s insurance commission income was earned from two major service providers, which accounted for approximately 85% of total insurance commission income. There was no commission receivable from that service provider as of December 31, 2002. 80% of the Company’s securities commission income was earned from one major service provider during the year ended December 31, 2002.

The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.

12.     STOCKHOLDERS’ EQUITY

F-11

KINGTHOMASON GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the year ended December 31, 2003, the Company issued 347,500 shares of common stock for consulting service amounting $50,200. The Company issued 50,000 shares of common stock for services received in the prior year amounting $9,500.

During the year ended December 31, 2003, the Company issued 586,000 shares of common stock for cash received amounting $69,050. The Company issued 81,429 shares of common stock for cash received in the prior year amounting $28,500.

In the year ended December 31, 2003, the Company committed to issue 50,000 shares of common stock amounting $8,200 for the services to be provided for three years period ending June 1, 2006.

13.    COMMITMENTS

The company entered an 18- months sublease agreement on June 3, 2003. Monthly rental under the sublease is $3,075 from August 1, 2003 to January 15, 2005. Minimum annual rentals for twelve-month periods ended, subsequent to December 31, 2003 are as follows:

Year	Amount
2004	$36,900
2005	3,075
$39,975

On February 1, 2002 the Company entered into a consulting agreement for 36-month period with a consultant to provide debt management, collections, capital markets, financial and related advice. The Company paid $75,000 pursuant to the consulting agreement in 2002 and accrued $500,000 through December 31, 2003.

On July 24, 2003, the Company entered into a service agreement with a consultant in connection with an equity placement of its common or preferred stock. The Company issued 175,000 shares of common stock as a retainer and will issue 25,000 shares for each $100,000 of portion thereof, funded. These 175,000 issued shares will not be sold for six months or until the stock price reaches a closing price of $.50 or greater for three consecutive trading days. Relating to advisory services for a merger or acquisition transaction, the Company will pay cash equal to 2% of the cash consideration paid or received and the its common stock equal to 2% of the non-cash consideration paid or received in the transaction.

14.     EARNING PER SHARE

Earnings per share for the year ended December 31and 2003 and 2002 were determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. Stocks to be issued are regarded as common stock equivalents and are considered in diluted earnings per share calculations.

15.     SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $0 for income tax and $3,000 for interest during the year ended December 31, 2003 and $0 for income tax and interest for the year ended December 31, 2002.

16.     GOING CONCERN

F-12

KINGTHOMASON GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern. However, the Company has an accumulated deficit of $1,579,525 at December 31, 2003. The Company’s total liabilities exceed its total assets by $1,017,808. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and succeed in its future operations, The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding and potential merger or acquisition candidates and strategic partners, which would enhance stockholders’ investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year. In this regard, during the year ended December 31, 2003, the Company received $69,050 for shares issued.

F-13

KING THOMASON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
JUNE 30, 2004
(Unaudited)

ASSETS
CURRENT ASSETS:
Cash & cash equivalent	$56,643
Commission receivable	1,464
Prepaid expenses	6,150
Total current assets	64,257

PROPERTY AND EQUIPMENT, net	14,393

$78,650

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$961,346
Accrued Interest	65,494
Note payable, related parties-current	88,000
Note payable, Others	75,270
Convertible notes payable	210,000
Total current liabilities	1,400,110

COMMITMENTS

STOCKHOLDERS' DEFICIT
Preferred stock, $0.001par value;
10,000,000 shares authorized; none issued	-
Common stock, $0.001 par value;40,000,000 shares authorized;
18,444,071 shares issued and outstanding	18,444
Additional paid in capital	959,297
Shares to be issued	20,000
Less: Subscription receivable	(60,000)
Less: Prepaid consulting fees	(95,670)
Accumulated deficit	(2,163,531)
Total stockholders' deficit	(1,321,460)

$78,650

The accompanying notes are an integral part of these consolidated financial statements.

F-14

KING THOMASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three month periods		For the six month periods
	ended June 30,		ended June 30,
	2004	2003	2004	2003
Revenues
Security & other commission	$8,492	$1,383	$15,947	$3,833
Insurance commission	202	170	313	170
Consulting income	20,000	-	60,000	-
Net revenues	28,694	1,553	76,260	4,003

Total operating expenses	404,949	223,702	628,196	364,660

Loss from operations	(376,255)	(222,149)	(551,936)	(360,657)

Non-operating income (expense):
Interest expense	(12,614)	(9,089)	(25,187)	(18,581)
Loss on settlement of debt	(3,000)	-	(3,000)	-
Miscellaneous	117	12,042	117	13,153
Total non-operating income (expense)	(15,497)	2,953	(28,070)	(5,428)

Loss before income taxes	(391,752)	(219,196)	(580,006)	(366,085)

Provision for income taxes	-	-	4,000	4,000

Net loss	$(391,752)	$(219,196)	$(584,006)	$(370,085)

Basic & diluted weighted average number of
common stock outstanding	18,095,500	15,313,979	17,520,591	15,227,172

Basic & diluted net loss per share	$(0.02)	$(0.01)	$(0.03)	$(0.02)

The accompanying notes are an integral part of these consolidated financial statements.

F-15

KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2004 & 2003
(Unaudited)

	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(584,006)	$(370,085)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	18,539	4,673
Loss on settlement of Debt	3,000	-
Shares issued for services	80,924	24,828
(Increase) / decrease in current assets:
Commission receivable	(1,044)	5,005
Prepaid expenses and other assets	88,830	3,767
Increase in current liabilities:
Accrued expenses	341,478	252,106
Net cash used in operating activities	(52,279)	(79,706)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of loans	(12,590)	(18,623)
Proceeds from loans	21,090	28,004
Proceeds from issuance of common stock	97,600	69,050
Net cash provided by financing activities	106,100	78,431

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	53,821	(1,275)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	2,822	30,231

CASH & CASH EQUIVALENTS, ENDING BALANCE	$56,643	$28,956

The accompanying notes are an integral part of these consolidated financial statements.

F-16

KINGTHOMASON GROUP, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.     DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The KingThomason Group, Inc. (KTGI) was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with KingThomason, Inc. (KT), a Nevada corporation and subsidiaries. KTGI had no business operation through December 31, 2001 and was a development-stage company through December 7, 2001, organized for the merger. KTGI effected a merger on December 7, 2001 with KingThomason, Inc. pursuant to approving votes of the shareholders of both corporations.

King Thomason, Inc. (KT) was incorporated in the state of Nevada on July 21, 2000. KT’s activities from inception until December 31, 2000 consisted primarily of reviewing possible business opportunities and developing the business model.

Pursuant to reorganization agreement dated December 31, 2000, the Company acquired one hundred percent (100%) of the common shares of following subsidiaries:

(1)	King Thomason, Inc. CA (KTI):

KTI was incorporated in the state of California on September 11, 1998 to market and sell the cash security retirement plan and personal lines of insurance including homeowners and automobile. KTI’s activities consisted primarily of acting as a broker for insurance companies working on commission.

(2)	King Thomason Financial Services, Inc. (KTFS):

KTFS was incorporated in the state of California on April 7, 1999, to market and sell the financial and estate planning service, assets management services and the sell of stocks, bond and mutual funds.

(3)	King Thomason Insurance Marketing, Inc. (KTIM):

KTIM was incorporated in the state of California on January 28, 2000 to market and sell insurance policies. The Company began its operations in the period ended June 30, 2001. KTIM’s activities consisted primarily of acting as a broker for dental insurance companies working on commission.

(4)	King Thomason National Limousine Program, Inc. (KTNL):

KTNL was incorporated in the state of California on August 17, 2000 to market and sell physical damage and liability insurance program for limousine companies. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

(5)	King Thomason Credit Card Services, Inc. (KTCC):

KTCC was incorporated in the state of California on January 28, 2000 to underwrite and issue a private label credit card for use with its medical and dental insurance products. The Company did not have any activity until August 2002.

(6)	King Thomason Franchising, Inc. (KTFI):

KTFI was incorporated in the state of California on August 17, 2000 to franchise a "Financial Center" to offer and sell various financial and insurance products. The Company did not have any activity since its inception.

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KINGTHOMASON GROUP, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(7)	King Thomason Insurance Company, Inc. (KTIC):

KTIC was incorporated in the state of California on January 28, 2000, to market and sell Medical insurance policies. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

(8)	King Thomason Independent Mortgage, Inc. (KTIMI):

KTIMI was incorporated in the state of California on January 28, 2000, to market and sell mortgage services. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 24, 2002.

(9)	King Thomason Asset Management, Inc. (KTAM):

KTAM was incorporated in the state of California on January 28, 2000, to market and sell proprietary index mutual funds. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

(10)	King Thomason Investment Card, Inc. (KTICI):

KTICI was incorporated in the state of California on January 28, 2000, to market and sell investment credit card. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

Principles of Consolidation & Recapitalization

The accompanying consolidated financial statements for the six month periods ended June 30, 2004 and 2003, include the accounts of KTGI and its wholly owned subsidiaries, KTI, KTFS, KTCC & KTIM (collectively the "Company"). There was no activity for the period ended June 30, 2004 and 2003 for KTNL, KTFI, KTIC, KTIMI, KTAM and KTICI. All significant inter-company accounts and transactions have been eliminated in consolidation.

Basis of Preparation

The accompanying Interim Condensed Financial Statements are prepared in accordance with rules set forth in Retaliation SB of the Securities and Exchange Commission. As said, these statements do not include all disclosures required under generally accepted principles and should be read in conjunction with the audited financial statements for the year ended December 31, 2003. In the opinion of management, all adjustments consisting of normal reoccurring accruals have been made to the financial statements. The results of operation for the six months ended June 30, 2004 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2004.

2.      RECENT PRONOUNCEMENTS

F-18

KINGTHOMASON GROUP, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

On May 15, 2003, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 150 (FAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. FAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, FAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. FAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) FAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in FAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of FAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 does not have a material impact on the Company’s financial position or results of operations or cash flows.

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

3.      LOAN FROM OFFICERS

The loan is due on demand, unsecured and bears an interest rate of 6% per year. The interest expense accrued on this loan was $63 and 313 for the six month periods ended June 30, 2004 and 2003, respectively.

4.      NOTES PAYABLE - RELATED PARTIES

The Company has notes payable to four shareholders amounting $99,500 as of June 30, 2004. The notes are due on demand, unsecured and bear an interest rate of 10% per year. The interest expense accrued on this loan was $4,975 and $4,400 for the six month periods ended June 30, 2004 and 2003 respectively.

5.      CONVERTIBLE DEBENTURE

On July 15, 2002, the Company issued $90,000 worth of 12%, 18-month term, Convertible Debentures (the "Debentures"), on July 18, 2002, the Company issued an additional $100,000 worth of the Debentures with 12%, 18 month term and on October 30, 2002, the Company issued an additional $20,000 worth of the Debentures with 12%, 18 month term.

The holder may extend the term for an additional 18 months with a written notice at least 30 days before the end of the term. The extended note will bear 12.5% interest rate per year. When the note is extended, two additional extension options may be made by the holder with a written notice. Each extension of the note will increase its interest rate by 0.5%. Therefore, effective interest rate will be as follows; Term one-12%, Term two-12.5%, Term three-13%, and Term four-13.5%. The interests are payable quarterly starting October 2002. Interest for the Six month periods ended June 30, 2004 and 2003 amounted to $12,600 and $12,200, respectively.

F-19

KINGTHOMASON GROUP, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The Company granted non-transferable Warrants to purchase, at a purchase price of $0.25 a share, four shares of common stock of the Company for each dollar of the principal amount of the note. The warrants expire on the due dates of the notes.

6.     STOCKHOLDERS’ EQUITY

During the six month period ended June 30, 2004, the company issued 1,000,000 shares of common stock for prepaid consulting service amounting $184,500. Through June 30, 2004, the Company has amortized prepaid services amounting $88,830.

During the six month period ended June 30, 2004, the Company issued 809,242 shares of common stock for consulting services amounting $80,924.

During the six month period ended June 30, 2004, the Company issued 50,000 shares of common stock valued at $13,000 in exchange for accrued legal fees amounting $10,000 resulting in a loss of $3,000 in settlement of debt.

During the six month period ended June 30, 2004, the Company issued 400,000 shares of common stock for $77,600 and the company received cash of $20,000 for shares to be issued.

7.      COMMITMENTS

The company entered an 18- months sublease agreement on June 3, 2003. Monthly rental under the sublease is $3,075 from August 1, 2003 to January 15, 2005. Minimum annual rentals for twelve-month periods ended, subsequent to June 30, 2004 is as follows:

Year	Amount
2005	$19,988

On February 1, 2002 the Company entered into a consulting agreement for 36-month period with a consultant to provide debt management, collections, capital markets, financial and related advice. The Company paid $75,000 pursuant to the consulting agreement in 2002 and accrued $562,500 through February 14, 2004. The consulting fee for the third year of this agreement shall increase to $700,000 payable in monthly installments of $58,333 for the reminder of the term.

On July 24, 2003, the Company entered into a service agreement with a consultant in connection with an equity placement of its common or preferred stock. The Company issued 175,000 shares of common stock as a retainer and will issue 25,000 shares for each $100,000 of portion thereof, funded. These 175,000 issued shares will not be sold for six months or until the stock price reaches a closing price of $.50 or greater for three consecutive trading days. Relating to advisory services for a merger or acquisition transaction, the Company will pay cash equal to 2% of the cash consideration paid or received and the its common stock equal to 2% of the non-cash consideration paid or received in the transaction.

On March 15, 2004, the company entered into a consulting agreement for six month period with a consultant for consultations on financial matters relating to the operations of the client business including but not limited to investor relations. The company issued 700,000 shares of its common stock to the consultant as prepaid fees amounting $126,000. After their issuance, the shares are duly authorized, validly issued, fully paid and non-assessable, and are free from any liens, encumbrances of restrictions. Through June 30, 2004, the Company has amortized the prepaid fees of $73,500.

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KINGTHOMASON GROUP, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

On March 22, 2004, the company entered into a consulting agreement for one year period with Venture Street Capital Partners, LLC (VS). The consultant will provide telephone consultation, strategic advisement and referral services. The Company issued 150,000 shares of its common stock, by Rule 144 with piggyback registration rights to any registration and M&A. In addition, the Company agreed to pay to VS, a nonrefundable retainer fee of, Commission of ten percent (10%) of all transactions of financing’s from any referral made by VS. In regards to 144 securities the corporation will furnish a restriction lifting opinion letter from corporate counsel with the restriction to be lifted in 1 year. The Company recorded issuance of shares as a prepaid consulting fees amounting $34,500. Through March, 31, 2004, the Company has amortized the prepaid fees of $9,552.

During the three month period ended June 30, 2004, the Company issued 150,000 shares of its common stock for prepaid consulting services amounting $24,000 to three individuals. The company has amortized $5,778 of prepaid expenses through June 30, 2004.

8.      EARNING PER SHARE

Earnings per share for the six month periods ended June 30, 2004 and 2003 were determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. Stocks to be issued are regarded as common stock equivalents and are considered in diluted earnings per share calculations.

9.      SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $1,347 for income tax and $0 interest during the six months period ended June 30, 2004 and $0 for income tax and $3,000 for interest in 2003.

10.     GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern. However, the Company has an accumulated deficit of $2,163,531 at June 30, 2004. The Company’s total liabilities exceed its total assets by $1,321,460. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and succeed in its future operations, The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-21

KINGTHOMASON GROUP, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding and potential merger or acquisition candidates and strategic partners, which would enhance stockholders’ investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

11.     MEDIA RIGHTS

On January 23, 2004, the company entered into a Media Transfer and Stock Purchase Agreement with Digital Alliance Group, LLC (Media Provider) and Millennium Capital Quest Corp. (Agent). On the closing date, the Media Provide conveyed, assigned and transferred all right, title and interest without encumbrance of any kind Media Credits representing Fifty Million Dollars in retail rate card media credits, per the agreement, to the company. The company issued 809,242 shares of its common stock valued at $80,924 for the acquisition of the Media rights. The common stock will be redeemable by the Company for an aggregate price of One Dollar ($1) provided that (a) Nineteen months have elapsed following the closing date and the Company has been unable to use or sell any of the Media credits conveyed. During the period ended June 30, 2004, the Company recorded impairment of the media right acquired, amounting $80,924 due to uncertainty of its utilization. The impairment has been recorded as a part of the operating expense in the accompanying financial statements.

12.    RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the six-month period ended June 30, 2004 presentation.

F-22

PART II

ITEM 24.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The general corporation law of Nevada and the bylaws of the Registrant provide certain indemnification rights for directors, officers and agents of the Registrant. These indemnification provisions are set forth in the Prospectus under "Indemnification."

ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of this offering, other than brokers' commissions, are as follows:

Estimated
Item	Amount

Registration fees	$41
Transfer agent's fees	2,130
Printing	200
Legal	1,000
Accounting	2,000
EDGAR provider fees	600
$5,971

The Registrant will advance all the above expenses and send invoices to each selling security holder for his or its proportionate part of the expenses.

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES

The following information is provided for all securities sold by the Registrant within the past three years without registering the securities under the Securities Act of 1933. All securities were shares of common stock. There were no underwriters involved in the sales.

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All sales were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D, Rule 506.

Date	Person	No. of Shares	Price	Type of Consideration
11-08-00	SuperCorp Inc.	1,312,500	$1,312.50	Cash
11-08-00	T.E. King II	375,000	$ 375	Cash
10-02-01	Bill Walker	50,000	$ 50	Services as a director
02-20-02	Professional Sports Investments, Inc.	7,500	$ 7,500	Cash
03-28-02	Jeff Thomason	20,000	$20,000	Cash
03-07-02	Thomas Clock	5,000	$ 5,000	Cash
03-03-02	Jerry Audiat	3,000	$ 3,000	Cash

03-08-02	Karyn Thomason	400	$ 400	Cash
03-08-02	Suzanne Cohan	1,000	$ 1,000	Cash
03-08-02	Jay Farrell	5,000	$ 5,000	Cash
03-08-02	Scott Sullivan	2,000	$ 2,000	Cash
04-25-02	Hall Weldon	55,000	$55,000	Cash
09-06-02	TheStockbroker.com	21,000	$ 5,250	Financial public relations services
11-12-02	George Westfall	57,143	$20,000	Cash
12-07-02	Gregg Williamson	10,000	$ 3,500	Cash
12-15-02	Michael Bartrum	14,286	$ 5,000	Cash
01-31-03	Tim Winton	3,500	$ 1,050	Cash
01-31-03	Robert Schepman	10,000	$ 3,000	Cash
03-07-03	Darren Morris	50,000	$10,000	Cash
03-29-03	John W. Barringer	22,500	$ 5,000	Cash
05-12-03	The InvestLinc Group, LLC	150,000	$30,000	Cash
05-14-03	John F. Love Revocable Trust DTD 9/21/95	50,000	$ 5,000	Cash
05-14-03	E. Kaye Love Revocable Trust DTD 9/22/95	50,000	$ 5,000	Cash
05-15-03	Swatek Enterprises, Inc.	100,000	$10,000	Cash
05-15-03	Robert E. Swatek	100,000	$10,000	Cash
05-16-03	Albert L. Welsh	200,000	$20,000	Cash

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ITEM 27.    EXHIBITS

The following exhibits are filed as part of this Form SB-2 Registration Statement:

Exhibit	Item

3	Articles of Incorporation of The KingThomason Group, Inc.*

3.2	Bylaws of The KingThomason Group, Inc.*

5	Opinion of Thomas J. Kenan, Esquire, on the legality of the securities being registered.++

10.1	Royalty Agreement for Association Program between KingThomason Financial Services, Inc., a California corporation, and California Restaurant Association, a California not-for-profit corporation.*

10.2	Payor Agreement between KingThomason, Inc., a California corporation, and California Foundation for Medical Care.*

10.3	Executive General Agent Agreement between KingThomason Insurance Company, Inc. and Jefferson Pilot Life Insurance Company.*

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10.4	Payor Agreement between KingThomason, Inc. (National Limo Group) and California Foundation for Medical Care.*

10.5	2001 Stock Option Plan adopted by The KingThomason Group, Inc.***
10.6	Strategic Marketing Agreement of April 1, 2002 Among KingThomason Credit Cards Services, Inc.; International Medical Management, Inc.; and The IPA Association of America.++

10.7	Agreement of April 1, 2002 between KingThomason Credit Card Services, Inc. and Cal-Centurion Management Insurance Services, Inc., the agent for Los Angeles Foundation for Medical Care.++

10.8	Strategic Marketing Agreement of January 1, 2003, between KingThomason Credit Card ervices, Inc. and Debt Alliance Services, LLC.+++

16.1
Letter of October 9, 2001 of Coates Accountancy Corp. agreeing with the statements made in a Form S-4 by KingThomason, Inc. concerning KingThomason, Inc.’s change of principal independent accountants.*+

16.2	Letter of April 16, 2002 of Hogan & Slovacek. agreeing with the statements made by The KingThomason Group, Inc. concerning its change of principal independent accountants.****

21	List of subsidiaries of the Registrant**

23	Consent of Kabani & Company, Inc., independent auditors of The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.2.)

23.1
Consent of Thomas J. Kenan, Esquire, to the reference to him as an attorney who has passed upon certain information contained in the Registrant’s Form SB-2 Registration Statement. (Superseded by Exhibit 23.3.)

23.2	Consent of Kabani & Company, Inc., independent auditors of The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.4.)

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23.3
Consent of Thomas J. Kenan, Esquire, to the reference to him as an attorney who has passed upon certain information contained in the Registrant’s Form SB-2 Registration Statement. (Superseded by Exhibit 23.5.)

23.4	Consent of Kabani & Company, Inc., independent auditors of The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.6.)

23.5
Consent of Thomas J. Kenan, Esquire, to the reference to him as an attorney who has passed upon certain information contained in the Registrant’s Form SB-2 Registration Statement. (Superseded by Exhibit 23.7.)

23.6	Consent of Kabani & Company, Inc., independent auditors of The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.8.)

23.7
Consent of Thomas J. Kenan, Esquire, to the reference to him as an attorney who has passed upon certain information contained in the Registrant’s Form SB-2 Registration Statement. (Superseded by Exhibit 23.9.)

23.8	Consent of Kabani & Company, Inc., independent auditors of The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.10.)

23.9
Consent of Thomas J. Kenan, Esquire, to the reference to him as an attorney who has passed upon certain information contained in the Registrant’s Form SB-2 Registration Statement. (Superseded by Exhibit 23.11.)

23.10	Consent of Kabani & Company, Inc., independent auditors of The KingThomason Group, Inc. and subsidiaries.

23.11	Consent of Thomas J. Kenan, Esquire, to the reference to him as an attorney who has passed upon certain information contained in the Registrant’s Form SB-2 Registration Statement.

*	Previously filed with Amendment No. 1 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500046 on May 22, 2001; incorporated herein.

**	Previously filed with Amendment No. 1 to Form SB-2, Commission File #333-60880, EDGAR Accession #0001060830-01-500073 on August 6, 2001; incorporated herein.

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*+	Previously filed with Amendment No. 4 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500125 on October 11, 2001; incorporated herein.

***	Previously filed with Form 10-QSB for the quarterly period ended September 30, 2001, Commission File #333-60880, EDGAR Accession #0001060830-01-500136 on November 13, 2001; incorporated herein.

****	Previously filed with Form 10-KSB for the fiscal year ended December 31, 2001, Commission File # 333-60880: incorporated herein.

++	Previously filed with Form SB-2, Commission File # 333-90820, EDGAR Accession #0001060830-02-000099 on June 20, 2002; incorporated herein.

+++	Previously filed with Form 10-KSB for the fiscal year ended December 31, 2002, Commission File # 333-60880; incorporated herein.

ITEM 28.    UNDERTAKINGS

The KingThomason Group, Inc. will:

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San Ramon, state of California, on September 14, 2004.

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THE KINGTHOMASON GROUP, INC.

By:	/s/ Thomas E. King III
T. E. King, III
President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: September 14, 2004	By:	/s/ Thomas E. King III
Thomas E. King III
President, Chief Financial Officer and Director

Date: September 14, 2004	By:	/s/ Hume A. Tom Thomason
Hume A. Tom Thomason
Secretary and Director

Date: September 14, 2004	By:	/s/ William T. Walker, Jr.
William T. Walker, Jr.
Director

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PROSPECTUS DELIVERY OBLIGATION. All dealers or brokers that effect transactions in these securities for the selling security holders are required to deliver a Prospectus.

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The KingThomason Group, Inc.
Commission File No. 333-105698

EXHIBIT INDEX
POST-EFFECTIVE AMENDMENT NO. 4 TO FORM SB-2

The following exhibits are filed as part of this Form SB-2 Registration Statement:

Exhibit	Item

3	Articles of Incorporation of The KingThomason Group, Inc.*

3.2	Bylaws of The KingThomason Group, Inc.*

5	Opinion of Thomas J. Kenan, Esquire, on the legality of the securities being registered.++

10.1	Royalty Agreement for Association Program between KingThomason Financial Services, Inc., a California corporation, and California Restaurant Association, a California not-for-profit corporation.*

10.2	Payor Agreement between KingThomason, Inc., a California corporation, and California Foundation for Medical Care.*

10.3	Executive General Agent Agreement between KingThomason Insurance Company, Inc. and Jefferson Pilot Life Insurance Company.*

10.4	Payor Agreement between KingThomason, Inc. (National Limo Group) and California Foundation for Medical Care.*

10.5	2001 Stock Option Plan adopted by The KingThomason Group, Inc.***
10.6	Strategic Marketing Agreement of April 1, 2002 Among KingThomason Credit Cards Services, Inc.; International Medical Management, Inc.; and The IPA Association of America.++

1

10.7	Agreement of April 1, 2002 between KingThomason Credit Card Services, Inc. and Cal-Centurion Management Insurance Services, Inc., the agent for Los Angeles Foundation for Medical Care.++

10.8	Strategic Marketing Agreement of January 1, 2003, between KingThomason Credit Card ervices, Inc. and Debt Alliance Services, LLC.+++

16.1
Letter of October 9, 2001 of Coates Accountancy Corp. agreeing with the statements made in a Form S-4 by KingThomason, Inc. concerning KingThomason, Inc.’s change of principal independent accountants.*+

16.2	Letter of April 16, 2002 of Hogan & Slovacek. agreeing with the statements made by The KingThomason Group, Inc. concerning its change of principal independent accountants.****

21	List of subsidiaries of the Registrant**

23	Consent of Kabani & Company, Inc., independent auditors of The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.2.)

23.1
Consent of Thomas J. Kenan, Esquire, to the reference to him as an attorney who has passed upon certain information contained in the Registrant’s Form SB-2 Registration Statement. (Superseded by Exhibit 23.3.)

23.2	Consent of Kabani & Company, Inc., independent auditors of The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.4.)

23.3
Consent of Thomas J. Kenan, Esquire, to the reference to him as an attorney who has passed upon certain information contained in the Registrant’s Form SB-2 Registration Statement. (Superseded by Exhibit 23.5.)

23.4	Consent of Kabani & Company, Inc., independent auditors of The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.6.)

23.5
Consent of Thomas J. Kenan, Esquire, to the reference to him as an attorney who has passed upon certain information contained in the Registrant’s Form SB-2 Registration Statement. (Superseded by Exhibit 23.7.)

2

23.6	Consent of Kabani & Company, Inc., independent auditors of The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.8.)

23.7
Consent of Thomas J. Kenan, Esquire, to the reference to him as an attorney who has passed upon certain information contained in the Registrant’s Form SB-2 Registration Statement. (Superseded by Exhibit 23.9.)

23.8	Consent of Kabani & Company, Inc., independent auditors of The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.10.)

23.9
Consent of Thomas J. Kenan, Esquire, to the reference to him as an attorney who has passed upon certain information contained in the Registrant’s Form SB-2 Registration Statement. (Superseded by Exhibit 23.11.)

23.10	Consent of Kabani & Company, Inc., independent auditors of The KingThomason Group, Inc. and subsidiaries.

23.11	Consent of Thomas J. Kenan, Esquire, to the reference to him as an attorney who has passed upon certain information contained in the Registrant’s Form SB-2 Registration Statement.

*	Previously filed with Amendment No. 1 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500046 on May 22, 2001; incorporated herein.

**	Previously filed with Amendment No. 1 to Form SB-2, Commission File #333-60880, EDGAR Accession #0001060830-01-500073 on August 6, 2001; incorporated herein.

*+	Previously filed with Amendment No. 4 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500125 on October 11, 2001; incorporated herein.

***	Previously filed with Form 10-QSB for the quarterly period ended September 30, 2001, Commission File #333-60880, EDGAR Accession #0001060830-01-500136 on November 13, 2001; incorporated herein.

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****	Previously filed with Form 10-KSB for the fiscal year ended December 31, 2001, Commission File # 333-60880: incorporated herein.

++	Previously filed with Form SB-2, Commission File # 333-90820, EDGAR Accession #0001060830-02-000099 on June 20, 2002; incorporated herein.

+++	Previously filed with Form 10-KSB for the fiscal year ended December 31, 2002, Commission File # 333-60880; incorporated herein.

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